Exhibit 10.1

EXECUTION COPY

AMENDED AND RESTATED CREDIT AGREEMENT

dated as of June 29, 2006

among

Duke Capital LLC

The Banks Party Hereto

JPMorgan Chase Bank, N.A.,
as Administrative Agent

and

Wachovia Bank, National Association,
as Syndication Agent

J.P. Morgan Securities Inc. and
Wachovia Capital Markets, LLC

Joint Lead Arrangers and Bookrunners

ABN Amro Bank, N.V.,

Barclays Bank PLC and

Citicorp USA, Inc.

Documentation Agents

AMENDED AND RESTATED CREDIT AGREEMENT dated as of June 29, 2006 among DUKE CAPITAL LLC, the BANKS listed on the signature pages hereof, JPMORGAN CHASE BANK, N.A., as Administrative Agent, and WACHOVIA BANK, NATIONAL ASSOCIATION, as Syndication Agent.

W I T N E S S E T H :

WHEREAS, the parties hereto have heretofore entered into a Three-Year Credit Agreement dated as of June 30, 2004, which was amended and restated as of June 30, 2005 (the “Agreement”); and

WHEREAS, the parties hereto desire to amend the Agreement as set forth herein and to restate the Agreement in its entirety to read as set forth in the Agreement with the amendments specified below;

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1. Definitions; References. Unless otherwise specifically defined herein, each capitalized term used herein which is defined in the Agreement shall have the meaning assigned to such term in the Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Agreement shall from and after the date hereof refer to the Agreement as amended and restated hereby.

SECTION 2. Extension of the Facility. The date “June 30, 2009” in the definition of “Commitment Termination Date” is changed to “June 29, 2010”.

SECTION 3. Amendments.

(a)    Section 1.01 of the Agreement is amended by amending the following definitions to read in their entirety as follows:

“Additional Bank” means any financial institution that becomes a Bank for purposes hereof pursuant to Section 2.17 or 8.06.

“Issuing Bank” means (i) each of JPMorgan Chase Bank, N.A. and Wachovia Bank, National Association, and (ii) any other Bank that may agree to issue letters of credit hereunder, in each case as issuer of a Letter of Credit hereunder. No Issuing Bank shall be obligated to issue any Letter of Credit hereunder if, after giving effect thereto, the aggregate Letter of Credit Liabilities in respect of all Letters of Credit issued by such Issuing Bank hereunder would exceed (i) in the case of any Issuing Bank named in clause (i) of the preceding sentence, $300,000,000 (as such amount may be modified from time to time by agreement between the Borrower and such Issuing Bank) or (ii) with respect to any other Issuing Bank, such amount (if any) as may be agreed for this purpose from time to time by such Issuing Bank and the Borrower. For avoidance of doubt, the limitations in the preceding sentence are for the exclusive benefit of the respective Issuing Banks, are incremental to the other limitations specified herein on the availability of Letters of Credit and do not affect such other limitations.

“Letter of Credit” means a letter of credit issued or to be issued hereunder by an Issuing Bank in accordance with Section 2.15 and each Existing Letter of Credit.

“Principal Subsidiary” means each of Texas Eastern Transmission, LP, Algonquin Gas Transmission, LLC, Westcoast Energy Inc. and their respective successors.

“Substantial Assets” means assets (other than Duke Energy International, Inc., Duke Energy North America, LLC and Crescent Resources, LLC) sold or otherwise disposed of in a single transaction or a series of related transactions representing 25% or more of the consolidated assets of the Borrower and its Consolidated Subsidiaries, taken as a whole.

(b)    Section 1.01 of the Agreement is amended by adding the following definitions:

“Company” means Duke Energy Corporation, a Delaware corporation, originally incorporated as Deer Holding Corporation, a Delaware corporation.

“Increased Commitments” has the meaning set forth in Section 2.17.

“Permitted Spin-Off” means a distribution of the common equity interests in the Borrower (or in a parent corporation of the Borrower) (whichever the case, the “Public Company”) to the shareholders of the Company, provided that immediately after giving effect thereto (i) the Borrower retains United States assets of its natural gas transmission segment comprising not less than 85% of the book value of all such assets at December 31, 2005 and contributing not less than 85% of the United States EBITDA of such segment for the year then ended and (ii) the Borrower’s senior unsecured long-term debt is rated at least BBB- by S&P and Baa3 by Moody’s. For purposes solely of clause (i) above, the Borrower shall be deemed to own assets which have been contributed to a master limited partnership or similar entity in exchange for equity interests in such entity, to the extent it retains such equity interests.

“Public Company” has the meaning set forth in the definition of Permitted Spin-Off.

(c)    Section 2.01(a) is amended by deleting the words “Revolving Credit” immediately preceding “Loans” in the first sentence therof.

(d)    Section 2.01(b) is amended to read in its entirety as follows:

(b)    Term Loans. Each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make a loan to the Borrower on its Commitment Termination Date in an amount such that the principal amount of the Loans by such Bank, together with its Letter of Credit Liabilities, shall not exceed its Commitment; provided that no Bank shall be obligated to make a loan pursuant to this subsection if any Commitment shall have been extended pursuant to Section 2.01(c) to a date later than the Commitment Termination Date of such Bank. Each Borrowing under this Section 2.01(b) shall be made from the several Banks having the same Commitment Termination Date ratably in proportion to their respective Commitments.

(e)    Section 2.01(c) is amended to read in its entirety as follows:

(c)    Extension of Commitments. The Borrower may, upon notice to the Administrative Agent not less than 60 days but no more than 90 days prior to any anniversary of the Effective Date, propose to extend the Commitment Termination Dates for an additional one-year period measured from the Commitment Termination Dates then in effect. The Administrative Agent shall promptly notify the Banks of receipt of such request. Each Bank shall endeavor to respond to such request, whether affirmatively or negatively (such determination in the sole discretion of such Bank), by notice to the Borrower and the Administrative Agent within 30 days. Subject to the execution by the Borrower, the Administrative Agent and such Banks of a duly completed Extension Agreement in substantially the form of Exhibit E, the Commitment Termination Date applicable to the Commitment of each Bank so affirmatively notifying the Borrower and the Administrative Agent shall be extended for the period specified above; provided that no Commitment Termination Date of any Bank shall be extended unless Banks having Commitments in an aggregate amount equal to at least 51% in aggregate amount of the Commitments in effect at the time any such extension is requested shall have elected so to extend their Commitments. Any Bank which does not give such notice to the Borrower and the Administrative Agent shall be deemed to have elected not to extend as requested, and the Commitment of each non-extending Bank shall terminate on its Commitment Termination Date determined without giving effect to such requested extension. The Borrower may, in accordance with Section 8.06, designate another bank or other financial institution (which may be, but need not be, an extending Bank) to replace a non-extending Bank.

(f)     Section 2.05(c) is amended to read in its entirety as follows:

(c)    If any provision of any debt instrument or other agreement or instrument binding upon the Borrower, including without limitation this Agreement, would be contravened by any deposit required hereunder to cash collateralize any Letter of Credit Liabilities, the Borrower shall either (x) obtain a waiver of such provision, (y) prepay the debt incurred under such debt instrument and terminate such debt instrument or (z) make other arrangements satisfactory to the Required Banks; it being understood and agreed that the risk of any such contravention shall be borne solely by the Borrower and not by the Banks and shall in no event constitute a defense available to the Borrower for nonperformance of its obligations hereunder.

(g)    Section 2.15(b) of the Agreement is amended to read in its entirety as follows:

(b)    Subject to the terms and conditions hereof, each Continuing LC Issuer agrees to issue Letters of Credit hereunder from time to time before its Commitment Termination Date upon the request of the Borrower; provided that, immediately after each Letter of Credit is issued, the aggregate amount of the Letter of Credit Liabilities plus the aggregate outstanding amount of all Loans shall not exceed the aggregate amount of the Commitments. Upon the date of issuance by the Continuing LC Issuer of a Letter of Credit, the Continuing LC Issuer shall be deemed, without further action by any party hereto, to have sold to each Bank, and each Bank shall be deemed, without further action by any party hereto, to have purchased from the Continuing LC Issuer, a participation in such Letter of Credit and the related Letter of Credit Liabilities in the proportion its Commitment bears to the aggregate Commitments; provided that (i) if the scheduled Commitment Termination Date of a Bank falls prior to the expiry date of a Letter of Credit then outstanding and the Commitments of the other Banks are extended on such date in accordance with Section 2.01(c), such Bank’s participation in such Letter of Credit shall terminate on its Commitment Termination Date, and the participations of the other Banks therein shall be redetermined pro rata in proportion to their Commitments after giving effect to the termination of the Commitment of such former Bank; and (ii) in the event that the Commitments of the other Banks are not extended in accordance with Section 2.01(c), then such Bank’s participation in all Letters of Credit shall remain at the level existing prior to the proposed extension, regardless of whether the expiry of any such Letters of Credit extends beyond such Bank’s Commitment Termination Date. If and to the extent necessary to permit redetermination of the participations in Letters of Credit pursuant to clause (i) of the foregoing proviso within the limits of the Commitments which are not terminated, the Borrower shall prepay on such date all or a portion of the outstanding Loans and/or secure cancellation of outstanding Letters of Credit, and such redetermination and termination of participations in outstanding Letters of Credit shall be conditioned upon its having done so.

(h)    The Agreement is amended by the addition of the following new Section 2.17:

Section 2.17. Increase In Commitments; Additional Banks. (a) Subsequent to the Effective Date, the Borrower may, upon at least 30 days’ notice to the Administrative Agent (which shall promptly provide a copy of such notice to the Banks), propose to increase the aggregate amount of the Commitments, provided that after giving effect to any such increase, the total Commitments shall not exceed $800,000,000 (the amount of any such increase, the “Increased Commitments”). Each Bank party to this Agreement at such time shall have the right (but no obligation), for a period of 15 days following receipt of such notice, to elect by notice to the Borrower and the Administrative Agent to increase its Commitment hereunder.

(b)    If any Bank party to this Agreement shall not elect to increase its Commitment pursuant to subsection (a) of this Section, the Borrower may designate another bank or other lenders (which may be, but need not be, one or more of the existing Banks) which at the time agree to (i) in the case of any such lender that is an existing Bank, increase its Commitment and (ii) in the case of any other such lender (an

“Additional Bank”), become a party to this Agreement. The sum of the increases in the Commitments of the existing Banks pursuant to this subsection (b) plus the Commitments of the Additional Banks shall not in the aggregate exceed the unsubscribed amount of the Increased Commitments.

(c)    An increase in the aggregate amount of the Commitments pursuant to this Section 2.17 shall become effective upon the receipt by the Administrative Agent of an agreement in form and substance satisfactory to the Administrative Agent signed by the Borrower, by each Additional Bank and by each other Bank whose Commitment is to be increased, setting forth the new Commitments of such Banks and setting forth the agreement of each Additional Bank to become a party to this Agreement and to be bound by all the terms and provisions hereof, together with such evidence of appropriate corporate authorization on the part of the Borrower with respect to the Increased Commitments and such opinions of counsel for the Borrower with respect to the Increased Commitments as the Administrative Agent may reasonably request.

Upon any increase in the aggregate amount of the Commitments pursuant to this Section 2.17, (i) the respective Letter of Credit Liabilities of the Banks shall be redetermined as of the effective date of such increase and (ii) within five Domestic Business Days, in the case of any Base Rate Loans then outstanding, and at the end of the then current Interest Period with respect thereto, in the case of any Euro-Dollar Loans then outstanding, the Borrower shall prepay such Group of Loans in its entirety and, to the extent the Borrower elects to do so and subject to the conditions specified in Article 3, the Borrower shall reborrow Revolving Credit Loans from the Banks in proportion to their respective Commitments after giving effect to such increase, until such time as all outstanding Revolving Credit Loans are held by the Banks in such proportion.

(i)     Section 3.02 of the Agreement is amended by adding the phrase “or issuance” immediately following the phrase “such Borrowing” in the last sentence thereof.

(j)     Section 4.04(a) of the Agreement is amended by changing the date specified therein from “December 31, 2004” to “December 31, 2005”.

(k)    Section 4.04(b) of the Agreement is amended by changing the date specified therein from “March 31, 2005” to “March 31, 2006.”

(l)     Section 4.04(c) of the Agreement is amended by changing the date specified therein from “December 31, 2004” to “December 31, 2005”.

(m)   The first sentence of Section 4.05 is amended to read as follows:

The Borrower and its Material Subsidiaries are not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System) and no proceeds of any Borrowing and no issuance of Letters of Credit will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

(n)    Article 4 of the Agreement is amended by deleting Section 4.09 thereof in its entirety.

(o)    Section 4.06 of the Agreement is amended by changing the phrase “reports referred to in Section 4.04” to “Borrower’s annual report on Form 10-K for the fiscal year ended December 31, 2005 and its quarterly report on Form 10-Q for the period ended March 31, 2006.”

(p)    Section 5.08(a) of the Agreement is amended by changing the date specified therein from “June 30, 2005” to “June 29, 2006”.

(q)    Section 5.11 of the Agreement is amended (i) by changing each reference therein to “Duke Energy Corporation” to “Duke Power Company LLC and/or Cinergy Corp.” and (ii) changing the figure “$200,000,000” to “$500,000,000”.

(r)     Section 6.01(k) of the Agreement is amended to read in its entirety as follows:

(k)(i) prior to a Permitted Spin-Off: (x) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) other than trustees and participants in employee benefit plans of the Company and its Subsidiaries or the Endowment or Trust, shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Exchange Act) of 50% or more of the outstanding shares of common stock of the Company; (y) during any period of twelve consecutive calendar months, individuals who were directors of the Company on the first day of such period (together with any successors nominated or appointed by such directors in the ordinary course) shall cease to constitute a majority of the board of directors of the Company; or (z) the Borrower shall cease to be a Subsidiary of the Company; except pursuant to a Permitted Spin-Off; or (ii) subsequent to a Permitted Spin-Off: (x) any person or group of persons (within the meaning of Section 13 or 14 of the Exchange Act) other than trustees and participants in employee benefit plans of the Public Company and its Subsidiaries or the Endowment or Trust, shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Exchange Act) of 50% or more of the outstanding shares of common stock of the Public Company; (y) during any period of twelve consecutive calendar months commencing on or after the date of the Permitted Spin-Off, individuals who were directors of the Public Company on the first day of such period (together with any successors nominated or appointed by such directors in the ordinary course) shall cease to constitute a majority of the board of directors of the Public Company; or, if the Borrower is not the Public Company, the Borrower shall cease to be a Subsidiary of the Public Company.

(s)    Article 6 of the Agreement is amended by deleting Section 6.01(l) thereof in its entirety.

(t)     Section 7.08 of the Agreement is amended to read in its entirety as follows:

Section 7.08. Successor Administrative Agent. The Administrative Agent may resign at any time by giving notice thereof to the Banks and the Borrower. Upon any such resignation,(i) the Borrower, with the consent of the Required Banks (such consent not to be unreasonably withheld or delayed), or (ii) if an Event of Default has occurred and is continuing, then the Required Banks, shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder; provided that if such successor Administrative Agent is appointed without the consent of the Borrower, such successor Administrative Agent may be replaced by the Borrower with the consent of the Required Banks so long as no Event of Default has occurred and is continuing at the time. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent.

(u)    Article 8 of the Agreement is amended by deleting Section 8.03(c) thereof in its entirety.

(v)    The last sentence of Section 8.06(b) of the Agreement is amended to read as follows:

Upon satisfaction of the foregoing conditions, the Commitment of such Bank shall terminate on the effective date specified in such notice, its participation in any outstanding Letters of Credit shall terminate on such effective date and the participations of the other Banks therein shall be redetermined as of such date as if such Letters of Credit had been issued on such date.

(w)   The Pricing Schedule attached hereto replaces the Pricing Schedule attached to the Agreement.

SECTION 4. Change in Commitments. (a) With effect from and including the date this Amendment and Restatement becomes effective in accordance with Section 7 hereof (the “AR

Effective Date”), (i) each Person listed on the signature pages hereof which is not a party to the Agreement (a “New Bank”) shall become a Bank party to the Agreement and (ii) the Commitment of each Bank shall be the amount set forth opposite the name of such Bank on the attached Commitment Schedule, which shall become the Commitment Schedule referred to in the Agreement. Any Bank under the Agreement not listed on such Commitment Schedule (a “Departing Bank”) shall upon such effectiveness cease to be a Bank party to the Agreement and all accrued fees and other amounts payable under the Agreement for the account of each Departing Bank shall be due and payable on such date; provided that the provisions of Sections 8.03, 8.04 and 9.03 of the Agreement shall continue to inure to the benefit of each Departing Bank.

(b)    On the AR Effective Date, (i) the respective participations of the Banks in any Letters of Credit outstanding under the Agreement shall be redetermined on the basis of their respective Commitments after giving effect hereto as if issued on the AR Effective Date, and (ii) within five Domestic Business Days of the AR Effective Date, in the case of any Base Rate Loans outstanding on the AR Effective Date, and at the end of the then current Interest Period with respect thereto, in the case of any Euro-Dollar Loans then outstanding, the Borrower shall prepay the same in their entirety and, to the extent the Borrower elects to do so and subject to the conditions specified in Article 3, the Borrower shall reborrow Revolving Credit Loans from the Banks in proportion to their respective Commitments after giving effect hereto until such time as all outstanding Loans are held by the Banks in such proportion.

SECTION 5. Representations and Warranties. The Borrower hereby represents and warrants that as of the date hereof and after giving effect hereto:

(a)    no Default has occurred and is continuing; and

(b)    each representation and warranty of the Borrower set forth in the Agreement after giving effect to this Amendment and Restatement is true and correct as though made on and as of such date.

SECTION 6. Governing Law. This Amendment and Restatement shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 7. Counterparts; Effectiveness. This Amendment and Restatement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment and Restatement shall become effective as of the date hereof when each of the following conditions shall have been satisfied:

(i)     receipt by the Administrative Agent of duly executed counterparts hereof signed by each of the parties listed on the signature pages hereof (or, in the case of any party as to which an executed counterpart shall not have been received, the Administrative Agent shall have received telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party);

(ii)    receipt by the Administrative Agent of an opinion of such counsel for the Borrower as may be acceptable to the Administrative Agent, substantially to the effect of Exhibits B-1 and B-2 to the Agreement with reference to this Amendment and Restatement and the Agreement as amended and restated hereby;

(iii)   receipt by the Administrative Agent for the account of the Banks participation fees as heretofore mutually agreed by the Borrower and the Administrative Agent; and

(iv)   receipt by the Administrative Agent of all documents it may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of the Agreement as amended and restated hereby, and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent;

provided that this Amendment and Restatement shall not become effective or binding on any party hereto unless all of the foregoing conditions are satisfied not later than the date hereof. The Administrative Agent shall promptly notify the Borrower and the Banks of the effectiveness of this Amendment and Restatement, and such notice shall be conclusive and binding on all parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Restatement to be duly executed by their respective authorized officers as of the day and year first above written.

DUKE CAPITAL LLC

Title:	Assistant Treasurer
Address:	526 South Church Street Charlotte, NC 28202-1904
Attention:	Stephen G. De May
Telecopy number:	704-382-3288

JPMORGAN CHASE BANK, N.A., as Administrative Agent, as an Issuing Bank and as a Lender

By:
Name:
Title:

WACHOVIA BANK, NATIONAL ASSOCIATION, as Syndication Agent, as an Issuing Bank and as a Lender

By:
Name:
Title:

BANK OF AMERICA, N.A., as a Lender

By:
Name:
Title:

BARCLAYS BANK PLC, as a Lender

By:
Name:
Title:

By:
Name:
Title:

CITIBANK, N.A., as a Lender

By:
Name:
Title:

ABN AMRO BANK N.V., as a Lender

By:
Name:
Title:

By:
Name:
Title:

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

By:
Name:
Title:

By:
Name:
Title:

THE BANK OF TOKYO-MITSUBISHI, LTD., NEW YORK BRANCH, as a Lender

By:
Name:
Title:

UBS LOAN FINANCE LLC, as a Lender

By:
Name:
Title:

By:
Name:
Title:

LEHMAN BROTHERS BANK, FSB, as a Lender

By:
Name:
Title:

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:
Name:
Title:

MIZUHO CORPORATE BANK, LTD., as a Lender

By:
Name:
Title:

MORGAN STANLEY BANK, as a Lender

By:
Name:
Title:

THE ROYAL BANK OF SCOTLAND PLC, NEW YORK BRANCH, as a Lender

By:
Name:
Title:

WILLIAM STREET COMMITMENT CORPORATION, as a Lender

(Recourse only to assets of William Street Commitment Corporation)

By:
Name:
Title:

DRESDNER BANK AG, NEW YORK AND GRAND CAYMAN BRANCHES, as a Lender

By:
Name:
Title:

By:
Name:
Title:

SUNTRUST BANK, as a Lender

By:
Name:
Title:

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as a Lender

By:
Name:
Title:

By:
Name:
Title:

THE NORTHERN TRUST COMPANY, as a Lender

By:
Name:
Title:

COMMITMENT SCHEDULE

Lender	Commitment

JPMorgan Chase Bank, N.A.	$46,000,000.00

Wachovia Bank, National Association	46,000,000.00

Bank of America, N.A.	46,000,000.00

Barclays Bank PLC	46,000,000.00

Citibank, N.A.	46,000,000.00

ABN AMRO Bank N.V.	34,000,000.00

Deutsche Bank AG New York Branch	34,000,000.00

The Bank of Tokyo-Mitsubishi, Ltd., New York Branch	34,000,000.00

UBS Loan Finance LLC	34,000,000.00

Lehman Brothers Bank, FSB	32,000,000.00

KeyBank National Association	26,000,000.00

Mizuho Corporate Bank, Ltd.	26,000,000.00

Morgan Stanley Bank	26,000,000.00

The Royal Bank of Scotland plc, New York Branch	26,000,000.00

William Street Commitment Corporation	26,000,000.00

Dresdner Bank AG, New York and Grand Cayman Branches	24,000,000.00

SunTrust Bank	24,000,000.00

Credit Suisse, Cayman Islands Branch	12,000,000.00

Northern Trust	12,000,000.00

Total	$600,000,000.00

Pricing Schedule

Each of “Euro-Dollar Margin” and “Facility Fee Rate” means, for any date, the rate set forth below in the applicable row and column corresponding to the column and “Utilization” that exist on such date:

(basis points per annum)

Ratings	at least A by S&P or A2 by Moody’s	A- by S&P or A3 by Moody’s	BBB+ by S&P or Baa1 by Moody’s	BBB by S&P or Baa2 by Moody’s	BBB- by S&P or Baa3 by Moody’s	less than BBB- by S&P and less than Baa3 by Moody’s

Facility Fee	6.0	7.0	8.0	10.0	12.5	17.5

Euro-Dollar Margin
Utilization ≤ 50%	19.0	23.0	27.0	35.0	47.5	60.0
Utilization > 50%	24.0	28.0	32.0	40.0	52.5	65.0

The Euro-Dollar Margin for any Term Loan shall equal the sum of (i) the rate that would otherwise be in effect based upon the table above and (ii) 12.5 basis points.

The “Utilization” applicable to any date is the percentage equivalent of a fraction the numerator of which is the sum of (i) the aggregate outstanding principal amount of the Loans determined at such time after giving effect, if one or more Loans are being made at such time, to any substantially concurrent application of the proceeds thereof to repay one or more other Loans plus (ii) the aggregate amount of the Letter of Credit Liabilities of all Banks at such time and the denominator of which is the aggregate amount of the Commitments at such date. If for any reason any Loans or Letter of Credit Liabilities remain outstanding following termination of the Commitments, Utilization will be deemed to be 100%.

The credit ratings to be utilized for purposes of this Schedule are those indicated for or assigned to the senior unsecured long-term debt securities of the Borrower without third-party credit enhancement, and any rating indicated for or assigned to any other debt security of the Borrower shall be disregarded. The ratings in effect for any day are those in effect at the close of business on such day. A change in credit rating will result in an immediate change in the applicable pricing. In the case of split ratings from S&P and Moody’s, the rating to be used to determine the applicable pricing is a rating one notch higher than the lower of the two.